EXHIBIT 10.1 AGREEMENT AND GENERAL RELEASE This Agreement and General Release (the “Agreement”) is made by and between Federal Signal Corporation (“Employer”), on behalf of itself and its subsidiaries and other corporate affiliates and each of its and their past and present respective employees, officers, directors, members, owners, shareholders, and agents (collectively “Employer Parties” and individually “Employer Party”), and David G. Martin (“Employee”). Employee and Employer are jointly referred to herein as the “Parties.” WHEREAS, Employee has been employed by Employer; WHEREAS, Employee’s employment with Employer terminated on October 30, 2017 pursuant to Employee’s resignation (the “Resignation Date”), thereby discontinuing the employment relationship between Employer and Employee on the Resignation Date; WHEREAS, by this Agreement, in recognition of the service of Employee, Employer desires to provide Employee with certain compensation in exchange for Employee’s promises contained herein; and WHEREAS, without either party admitting or conceding liability or wrongdoing of any kind, the parties mutually wish to compromise, resolve and settle all possible disputes and claims on the terms set forth in this Agreement. NOW THEREFORE, in consideration of the covenants, mutual promises, and agreement contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Employee acknowledges and agrees that: (a) Employee’s employment with Employer terminated on the Resignation Date, thereby discontinuing his employment relationship with Employer on the Resignation Date; (b) Employee has resigned from and relinquished all offices and positions with Employer and each Employer Party effective on the Resignation Date; and (c) Employer has accepted said resignations. Whether or not Employee signs this Agreement, Employer will: (a) reimburse Employee’s unpaid reasonable business expenses, if any, in accordance with its policies and practices through the Resignation Date; (b) pay Employee all salary Employee earned, if any, through the Resignation Date; (c) pay Employee for all accrued but unused vacation and personal days Employee earned, if any, through and including the Resignation Date; and (d) provide Employee with appropriate COBRA notification and election forms for Employee’s use in electing continuation health care coverage. 2. Provided that Employee signs and does not later timely revoke this Agreement in accordance with Section 24 of this Agreement: a. Employer shall pay Employee $87,641, less taxes and withholdings, which is an amount approximately equivalent to a pro-rata portion of Employee’s 2017 annual cash incentive bonus based on target level of performance for the financial objectives. This amount will be paid to Employee in a lump sum within fifteen (15) days after expiration of the revocation period set forth in Section 24 of this Agreement; b. Employer shall pay Employee $6,700, less taxes and withholdings, which is an amount approximately equivalent to Employee’s active rate COBRA cost over the six-month period following the Resignation Date. This amount will be paid to Employee in a lump sum within fifteen (15) days after expiration of the revocation period set forth in Section 24 of this Agreement; and

Page 2 of 8 c. That certain Employee Restricted Stock Award Agreement dated May 19, 2017 is hereby amended as set forth in the Schedule of Amendments contained within Exhibit A, pursuant to which Employee’s 10,282 shares of restricted stock granted to him on May 10, 2017 under the Federal Signal Corporation (2015) Executive Incentive Compensation Plan (“EICP”) shall immediately vest upon expiration of the revocation period set forth in Section 24 of this Agreement. 3. Employee, for Employee and Employee’s heirs, beneficiaries, executors, administrators, attorneys, successors, agents and assigns (collectively, the “Employee Parties”), agrees to and does hereby forever release, absolve, acquit and forever discharge Employer and each Employer Party of, from and with respect to any and all claims, demands, damages, obligations, losses (including attorneys’ fees), actual or potential causes of action, and/or suits, of every kind or character, in every proceeding whatsoever, known or unknown, now existing or which may hereafter arise, by reason of any act or omission on the part of Employer and/or any other Employer Party occurring at any time from the beginning of time up to and including the date on which Employee signs this Agreement. Without restricting the generality of the foregoing, matters released, absolved, acquitted and discharged include but are not limited to claims, demands, damages, obligations, losses (including attorneys’ fees), actual or potential causes of action, and/or suits arising out of, during, connected or relating to Employee’s employment with Employer and termination from employment with Employer, including those based in whole or in part on: (a) breach of any actual, implied, or purported contract, whether written or oral, express or implied, including but not limited to any offer letter of employment; (b) breach of personnel policies or employee handbooks; (c) promissory and/or equitable estoppel; (d) breach of any statutory or common law duty or obligation, including but not limited to, fiduciary duty, the covenant of good faith and fair dealing, impairment of economic opportunity, intentional and/or negligent infliction of emotional distress, defamation, libel, slander, fraud, misrepresentation, interference with contractual relations, interference with prospective economic advantage, assault, battery, negligence, invasion of privacy, false imprisonment, bad faith, or other tort; (e) any bonus plan or program, specifically including but not limited to the Federal Signal Corporation 2015 Short Term Incentive Bonus Plan; (f) any act contrary to the public policy of any state or federal government; (g) wrongful discharge, retaliatory discharge, and/or whistleblowing; (h) the Federal Signal Corporation Executive General Severance Plan, the Federal Signal Corporation General Severance Pay Plan, or any other severance pay plan, policy, practice, agreement, offer letter, of or with Employer and/or any other Employer Party; and (i) the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act, the Genetic Information Nondiscrimination Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act (with respect to unvested benefits), the Equal Pay Act, the Family and Medical Leave Act, the National Labor Relations Act, the Pregnancy Discrimination Act, Title VII of the Civil Rights Act, the Civil Rights Acts of 1964 and 1991, Title 42 United States Code Sections 1981 through 1988, the Uniformed Services Employment and Reemployment Rights Act, the Sarbanes-Oxley Act, all Illinois Acts (including but not limited to the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Illinois Victims' Economic Security and Safety Act, the Illinois Whistleblower Act, and the Illinois Equal Pay Act), and amendments to those laws to date as well as any claims under local statutes and ordinances (specifically including but not limited to the Cook County Human Rights Ordinance, and the City of Chicago Human Rights Ordinance), all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise).

Page 3 of 8 Excluded from this release are any claims which cannot be waived or released in this manner as a matter of law, including: (a) claims for any workers’ compensation injury (the existence of which Employee represents and warrants he is unaware); (b) claims for unemployment benefits; (c) any right to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; and (d) the right to file an administrative charge of discrimination. However, Employee agrees that he is hereby waiving and releasing his right to any monetary recovery should an administrative agency or anyone else pursue a charge or other claim on his behalf against Employer and/or any other Employer Party. Moreover, this Agreement shall not operate to waive rights, causes of action, or claims under the ADEA, if those rights, causes of action, or claims arise after the date on which Employee signs this Agreement. Nor shall this Agreement preclude Employee from challenging the validity of the release under the ADEA. 4. Employee for and on behalf of Employee and Employee Parties, also agrees and covenants that if Employee pursues a lawsuit on a claim that was released pursuant to Section 3 of this Agreement, in addition to any other remedies and recourse available to Employer and the other Employer Parties, this Agreement will serve as a complete defense to, and a basis to dismiss, any such lawsuit. Further, Employer and the other Employer Parties will be entitled to recover from Employee their reasonable attorneys’ fees and costs in the successful defense of any such claim (other than a lawsuit brought under the ADEA). 5. Employee represents, warrants, and agrees that, together with the payment to Employee of Employee’s salary and all earned but unused vacation and/or personal days Employee earned through the Resignation Date, the payments to Employee provided for herein, shall be deemed to fulfill and discharge all compensation obligations of Employer and/or any other Employer Party to Employee of any kind or character including, but not limited to, salary, unpaid vacation and personal days, bonus, severance pay, salary continuation, overtime compensation, compensatory time, notice, incentive compensation, and any other compensation and benefits to which Employee may have been entitled at and as of the Resignation Date under any plan, policy, program or contract. Employee further acknowledges, represents, warrants, and agrees that Employee is not entitled to any other compensation, benefits, or sums from Employer and/or any other Employer Party. Employee further represents, warrants, and agrees that except for the restricted stock award referenced in Section 2 hereof, all other equity awards held by Employee will be cancelled or forfeited on the Resignation Date. 6. Employee represents, warrants, and agrees that, after the Resignation Date, Employee will not represent himself to be an employee or other agent of Employer or any Employer Party, or take any action which may bind Employer or any other Employer Party with regard to any customer, supplier, vendor, or any other party with whom Employee has had contact while performing Employee’s duties as an employee of Employer or any other Employer Party. 7. Employee expressly agrees never to assert a right to reinstatement and/or future employment with Employer and/or any other Employer Party, and expressly forever releases and discharges Employer and the other Employer Parties from any obligation to employ Employee in any capacity beyond the Resignation Date. 8. Employee represents, warrants, and agrees that: (a) Employee has not filed or otherwise cooperated in the authorization of the filing of any complaints, charges or lawsuits against Employer or any other Employer Party; (b) Employee has the authority to enter into this Agreement as a binding obligation on Employee, Employee’s family, and Employee’s heirs; (c) Employee has not assigned any rights, claims, demands, charges, obligations, damages, losses, causes of action, or suits of any kind and/or description, legal and/or equitable against Employer, or any other Employer Party to any person or entity;

Page 4 of 8 (d) Employee has not notified Employer or any other Employer Party of any workplace injury arising out of Employee’s employment; and (e) Employee has not suffered any workplace injury arising out of Employee’s employment with Employer or any other Employer Party. 9. Employee covenants that, except to the extent required by law, he will not make to any person or entity any statement, whether written or oral, that directly or indirectly impugns the integrity of, or reflects negatively on Employer or any other Employer Party, or that denigrates, disparages or results in detriment to Employer and/or any other Employer Party. On written request of Employee, or upon request by a potential employer reflecting approval from Employee, Employer will verify Employee’s dates of employment, salary history and position(s) held for Employer. 10. For a period of three (3) years after the Resignation Date, Employee agrees to hold in strictest confidence, and not to use (except for the benefit of Employer or any other Employer Party) or to disclose to any third party without the express written consent of Employer any Confidential Information. “Confidential Information” means non-public information belonging to, about, and/or concerning Employer, any Employer Party, and/or its and their customers, distributors, manufacturer representatives, and partners, that is of competitive value to Employer or an Employer Party by virtue of not being available or known publicly, including but not limited to the following information provided that it meets such criteria: business strategies and plans; financial information; financial projections, sales forecasts, reports, and targets; existing and prospective customer, vendor, supplier, and distributor information, including sales and/or purchasing histories, and preferences; account terms, pricing, and margin information; product information; service data and histories; product plan designs; sales strategies and methods; technical information including intellectual property, inventions, discoveries, improvements, processes, devices, products, formulae, and designs whether patentable or not; and information entrusted to Employer by third parties under a duty to preserve confidentiality. The Parties understand and agree that Employee’s undertakings and obligations under this Section 10 do not apply, however, to any Confidential Information which: (a) is or becomes generally known to the public through no action on Employee’s part; (b) is generally disclosed to third parties by Employer or an Employer Party without restriction on such third parties; (c) is approved for release by written authorization of Employer or an Employer Party; or (d) is required to be disclosed pursuant to summons, subpoena, order of judicial or administrative authority, or in connection with judicial proceedings to which Employer, any other Employer Party, or Employee is a party, provided that Employee shall have given Employer and/or the applicable Employer Party written notice of such intended disclosure as soon as possible and at least fourteen (14) calendar days prior to such disclosure in order to provide Employer and/or the applicable Employer Party with an opportunity to oppose and/or object to such disclosure. The confidentiality restrictions set forth in this Section 10 are not intended to and do not limit Employee’s rights under Section 7 of the National Labor Relations Act and Confidential Information expressly does not include Employee’s or other employees’ terms and conditions of employment. Employee understands and agrees that Confidential Information rising to the level of a “trade secret” under applicable law may not be used or disclosed to anyone (other than for the benefit of Employer) at any time while the information is a trade secret. Trade secrets, as defined by applicable law, remain protected indefinitely while the information remains a trade secret. Employee acknowledges and agrees that Employer and each Employer Party may seek to enforce its rights as to trade secrets under state or federal law in addition to its rights and remedies under this Agreement beyond the three-year time limit applicable to Confidential Information expressed in this Agreement. 11. Notwithstanding any other provision of this Agreement, nothing in this Agreement prohibits Employee from reporting possible violations of federal or state laws or regulations to any government agency or entity (including but not limited to the Equal Employment Opportunity

Page 5 of 8 Commission, the Securities and Exchange Commission, the Department of Justice, the Internal Revenue Service, the Occupational Safety and Health Administration, Congress, or any agency Inspector General, or comparable federal or state agency), or making disclosures to any government agency or entity that are protected under the whistleblower protections of any applicable federal or state laws or regulations. Employee does not need prior authorization of Employer or any other Employer Party to make any such reports or disclosures and is not required to notify Employer or any other Employer Party that he has made such reports or disclosures. 12. Employee reaffirms Employee’s obligations set forth in any intellectual property, confidentiality, non-competition, and/or non-solicitation agreement Employee entered into with Employer (collectively, “Non-Compete Agreements” and individually “Non-Compete Agreement”). Any breach of a Non-Compete Agreement shall also be deemed a breach of this Agreement. 13. Employee agrees that, for a period of one (1) year following the Resignation Date, Employee shall not knowingly hire away or participate or assist in the hiring away of any person employed by Employer and/or any other Employer Party on the Resignation Date or knowingly solicit or encourage any person employed by Employer or any other Employer Party on the Resignation Date to leave the employ of Employer and/or any other Employer Party. The forgoing shall not include any person employed by Employer and/or any other Employer Party on the Resignation Date who responds to any general solicitation for employees or public advertising of employment opportunities not specifically targeted at any person employed by Employer and/or any other Employer Party on the Resignation Date. 14. Employee agrees that from and after today for a period of twelve (12) months to make himself available to Employer and the other Employer Parties and its and their counsel to provide reasonable cooperation and truthful assistance with respect to areas and matters in which Employee was involved during Employee’s employment, including any threatened or actual investigation, regulatory matter, and/or litigation concerning Employer or any other Employer Party, and to provide Employer and the other Employer Parties, if requested, information and counsel relating to ongoing matters of interest to Employer or any other Employer Party. Employer and the other Employer Parties will, of course, take into consideration Employee’s personal and business commitments, will give Employee as much advance notice as reasonably possible, and ask that Employee be available at such time or times as are reasonably convenient to Employee and Employer and the other Employer Parties. Employer agrees to reimburse Employee for actual out-of-pocket expenses Employee incurs as a result of Employee’s complying with this provision, subject to Employee’s submission of documentation substantiating the expenses as Employer may require. 15. Employee represents and warrants that Employee has delivered or caused to be delivered to Employer all Confidential Information and other information of or concerning Employer and/or any other Employer Party in Employee’s possession or control, as well as all other Employer-owned materials furnished to or acquired by Employee as a result of, or during the course of, Employee’s employment by Employer, including, but not limited to, all confidential and proprietary information, identification card, laptop computers, office and home office equipment, electronic storage devises, PDAs, cell phones, phone cards, drawings, schematics, blueprints, tools, credit cards, keys, sales manuals, service manuals, correspondence files, customer lists, computer databases, computer drives and disks, and all copies thereof. Employee further represents and warrants that Employee has not retained any copies, backups, notes, or abstracts of the same.

Page 6 of 8 16. Nothing contained in this Agreement, or the fact of its submission to Employee, shall be construed as an admission of any liability, violation of law or wrongdoing on the part of Employer or any Employer Party. 17. With the exception of the Non-Compete Agreements (which shall remain in full force and effect), this Agreement sets forth the entire agreement between Employer and Employee relating to the termination of Employee’s employment with Employer, and supersedes all prior or contemporaneous discussions, communications or agreements, express or implied, written or oral, by or between the parties. Employee acknowledges that Employee has not relied upon any promises made by any officer or representative of Employer other than those specifically contained in this Agreement. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by both Employee and an officer of Employer. 18. The provisions of this Agreement are severable and, if any part of it is found to be unenforceable, such provision is deemed modified to the extent necessary to make it enforceable, and the rest of the Agreement shall remain fully valid and enforceable. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against either party. 19. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without application of conflict of law principles. 20. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and executed copies may be exchanged by .pdf to the other party by e- mail and accepted and treated as originals for any and all purposes. 21. Each Employer Party is an intended third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. 22. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption and the Parties agree to revise this Agreement as necessary to comply with Section 409A or an exemption therefrom to fulfill the purpose of the voided provision. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer and Employer Parties make no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer or any Employer Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non- compliance with Section 409A.

Page 7 of 8 23. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT AND THAT HE IS ENTERING INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY. EMPLOYEE ACKNOWLEDGES THAT EMPLOYER HAS ADVISED EMPLOYEE, AND IS HEREBY ADVISING EMPLOYEE, TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE ENTERING INTO THIS AGREEMENT. 24. Employee has up to twenty-one (21) days following the Resignation Date to review this Agreement and, further, Employee has until seven (7) days following Employee’s execution of this Agreement to revoke this Agreement in which case its terms shall not become effective. Revisions to this Agreement are not material and shall not extend the twenty-one (21) day period. In order to accept or revoke this Agreement, Employee must give timely, written notice of the same to Shirley Paulson, Director of Compensation of Benefits, Corporate Human Resources, at 1415 W. 22nd Street, Oak Brook, Illinois 60523 or by e-mail at spaulson@federalsignal.com. Employee may execute this Agreement any time in advance of the expiration of the twenty-one (21) day period and thereby waive the remainder of the twenty-one (21) day period. This Agreement shall become effective on the first day after the expiration of the seven (7) day revocation period provided Employee has not previously revoked Employee’s acceptance. IN WITNESS WHEREOF, the Parties have caused this Agreement and General Release to be executed on the dates specified below. DAVID G. MARTIN __/s/ David G. Martin___________________ ______10/30/17______________________ David G. Martin (Date) FEDERAL SIGNAL CORPORATION __/s/ Julie A. Cook___________________ ______10/30/17______________________ Name: Julie A. Cook (Date) Title: Vice President, Human Resources

Page 8 of 8 Exhibit A – Schedule of Amendments Section 6 C of that certain award agreement dated May 19, 2017 under the EICP regarding 10,282 shares of restricted stock is hereby amended by adding the following sentence as the last sentence thereof: “Notwithstanding the foregoing, in the event of Participant’s termination of employment without cause, the Committee may in its discretion provide for the lapse of the restrictions on all or part of the then unvested Restricted Stock as of the date of termination.”